SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549


                              FORM 8-K


                           CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

                   Date of Report:  June 20, 1996


                           MEDIMMUNE, INC.
       (Exact name of registrant as specified in its charter)


                  Commission File Number:  0-19131


          Delaware                          51-1555759
     (State of Incorporation)           (I.R.S. Employer
                                        Identification No.)



     35 West Watkins Mill Road, Gaithersburg, MD        20878
    (Address  of  principal executive  offices)        (Zip Code)



   Registrant's telephone number, including area code: (301)417-0770





          No Exhibits are being filed with this report

                           MEDIMMUNE, INC.

                     Current Report on Form 8-K


ITEM 5.  OTHER EVENTS

MedImmune, Inc. reported the information contained on the following press releases dated June 20, 1996.



                    MEDIMMUNE ANNOUNCES PROPOSED
                PRIVATE OFFERING OF CONVERTIBLE DEBT

Gaithersburg, MD, June 20, 1996 -- MedImmune, Inc. (Nasdaq:MEDI) today announced it that it is proposing to make a private offering of $60 million aggregate principal amount of convertible subordinated notes due 2003. The notes will be unsecured obligations, convertible into MedImmune common stock and subordinated to all present and future senior indebtedness of MedImmune.

MedImmune intends to use the net proceeds of the offering for general corporate purposes, including the funding of certain capital expenditures associated with construction of a manufacturing facility.

The notes and the underlying common stock have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The notes will be offered within the United States only to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) and institutional "accredited investors" (as defined in Rule 501 under the Securities Act) and outside the United States to certain persons in reliance upon Regulation S under the Securities Act.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes or the underlying common stock.

                                ####

   MEDIMMUNE REPORTS DATA ON NEW LYME DISEASE VACCINE CANDIDATE AT
                     INTERNATIONAL LYME MEETING

  -- Antibodies to Newly Discovered Decorin Binding Protein Prevent
                       Infection In Animals --

Gaithersburg, MD, June 20, 1996 -- MedImmune, Inc. (Nasdaq:MEDI) today reported data being presented at the Seventh International Congress on Lyme Borreliosis in San Francisco, California showing that animals are protected from infection caused by the Lyme disease-causing bacterium Borrelia burgdorferi by antibodies to a newly identified protein. This protein, called decorin binding protein
(DBP), was recently discovered in B. burgdorferi by Texas A&M scientists and licensed exclusively to MedImmune. Data reported at the meeting suggest that as a Lyme disease vaccine candidate, DBP may provide advantages over outer surface protein A (OspA), another candidate currently being evaluated by others in humans. Unlike antibodies to OspA, DBP antibodies can be given to mice four days after infections and still clear the bacterium from animals. This may allow a significantly greater window of opportunity for a protective immune response to clear infection. DBP is the only protein identified from B. burgdorferi to date for which this effect has been demonstrated. In addition, antibodies from animals immunized with DBP inhibited growth of many strains of the Lyme disease-causing bacteria not inhibited by OspA antibodies, including some species of Lyme bacteria commonly found outside the United States. These results suggest that DBP may provide an improved Lyme disease vaccine candidate or, alternately, a supplement to the vaccine candidates currently in development.

"Decorin binding protein has clearly emerged as a promising second-generation vaccine antigen targeting Lyme disease-causing spirochetes during the early stage of infection," said Stephen
Barthold, D.V.M., Ph.D., Professor of Comparative Medicine at Yale University School of Medicine.

Decorin binding protein (DBP) was discovered in 1993 by Magnus Hook, Ph.D. and Betty Guo at Texas A&M University's Institute of Biosciences and Technology in Houston, Texas. These scientists found that a protein isolated from B. burgdorferi bound to a protein called "decorin" commonly found in human skin and cartilage tissue. Hook and Guo determined the gene sequence encoding the protein in 1995.

Together with a group of researchers at MedImmune led by Mark Hanson, Ph.D., Director of Molecular Microbiology, these scientists determined that DBP is present in all known species of the Lyme disease-causing bacterium and that animals immunized with DBP are protected from challenge with B. burgdorferi.

The scientists also evaluated the ability of DBP antibodies to inhibit growth of a variety of worldwide Lyme disease bacterium strains. OspA antibodies alone inhibited growth of 82% of U.S. isolates and only 14% of isolates commonly found outside the U.S.
In the same experiments, DBP antibodies inhibited all U.S. isolates not inhibited by OspA antibodies, and an additional 40% to 50% of isolates commonly found outside of the U.S. MedImmune has initiated pre-clinical development of a Lyme disease vaccine candidate based on DBP and, if additional studies are promising, plans to request approval from the FDA to commence human clinical trials in 1997.

"Decorin binding protein is the first Lyme disease vaccine candidate discovered from the Lyme disease-causing bacterium that has the potential to be relevant for worldwide use and induces antibodies which are protective days after initial infection in our animal models," added Dr. Hanson. "If these qualities are borne-out by further studies, DBP may provide the basis for an improved Lyme disease vaccine candidate."

Lyme disease is the most common arthropod-borne disease in the United States. Forty-eight states have reported cases of Lyme disease, with an annual nationwide reported incidence of approximately 13,000 new cases. Lyme disease is also reported in Europe, Japan, China, Russia and Australia. The disease is caused by a bacterium known as B. burgdorferi and is transmitted through a tick, Ixodes scapularis, which is most commonly found on the white-footed mouse or deer. When the tick feeds on a human host, it can transmit the bacteria to the host, thereby beginning a Lyme disease infection.

Following a tick bite, an infected person will often develop a circular rash with a bulls-eye pattern. Weeks to months later, this rash may be followed by neurological, cardiac and joint abnormalities, malaise and general flu-like symptoms. Early treatment with antibiotics is generally the most effective; however, some infections, particularly if diagnosed late, have proven to be resistant to antibiotic therapy. Difficulties with early diagnosis as well as the occurrence of serious treatment-resistant infections emphasize the need for a safe and effective vaccine against Lyme disease.

Scientists in a variety of laboratories have found recently that the protein used in vaccine candidates currently in human clinical trials, OspA, may be expressed on the surface of B. burgdorferi only when the bacterium is in the tick. According to these scientists, OspA is lost from the surface of the bacterium as the tick feeds on its human host and injects the bacterium into the human. This unusual effect suggests that an effective vaccine based on OspA must be able to clear infection while the tick is feeding on the human, or shortly thereafter. A vaccine which can clear the bacterium many days after initial infection may provide significant advantages. In addition, OspA is variable among many strains outside of the United States. A protein which is found on many worldwide strains of B. burgdorferi may also provide significant advantages.

MedImmune, Inc. is a biotechnology company focused on developing and marketing products for the prevention and treatment of infectious diseases and for use in transplantation medicine. MedImmune currently markets two products through its hospital-based sales force and has six new products in clinical trials. MedImmune is located in Gaithersburg, MD.

                                ####

                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MEDIMMUNE, INC.
                              (Registrant)


Date:  June 20, 1996          s/David M. Mott
                              President and Chief Operating Officer
                              (Principal financial and accounting
                               officer)